UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2021

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica	Irvine	California	92618-7471
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code (949) 214-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	CLGX	New York Stock Exchange
Preferred Stock Purchase Rights	CLGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, CoreLogic, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 4, 2021, by and among the Company, Celestial-Saturn Parent Inc., a Delaware corporation (“Parent”), and Celestial-Saturn Merger Sub Inc., a Delaware corporation (“Merger Sub”), providing for the acquisition of the Company by affiliates of Stone Point Capital Partners and Insight Partners, subject to the terms and conditions set forth therein. On June 4, 2021, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreements

On June 4, 2021, Parent, Merger Sub, as the initial borrower, and the Company, upon consummation of the Merger, the borrower, entered into (i) that certain First Lien Credit Agreement with JPMorgan Chase, N.A. as administrative agent, collateral agent and a letter of credit issuer, the lenders from time to time party thereto, and the other parties from time to time party thereto (the “First Lien Credit Agreement”), which provides for a first lien term loan facility funded on June 4, 2021 in an amount equal to $3,250,000,000 and a first lien revolving credit facility with revolving credit commitments of $500,000,000 and (ii) that certain Second Lien Credit Agreement with JPMorgan Chase, N.A. as administrative agent and collateral agent, the lenders from time to time party thereto, and the other parties from time to time party thereto (the “Second Lien Credit Agreement”), which provides for a second lien term loan facility funded on June 4, 2021 in an amount equal to $750,000,000. The obligations under the First Lien Credit Agreement and the Second Lien Credit Agreement are guaranteed by certain material domestic restricted subsidiaries of the Company (subject to certain exclusions and exceptions). The obligations under the First Lien Credit Agreement are secured on a first priority basis by substantially all assets of the borrowers and guarantors (subject to certain exclusions and exceptions), and the obligations under the Second Lien Credit Agreement are secured by the same assets on a second lien priority basis. The First Lien Credit Agreement and the Second Lien Credit Agreement include representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

4.500% Senior Secured Notes due 2028

On April 28, 2021, Merger Sub closed its private offering (the “Notes Offering”) of $750.0 million aggregate principal amount of 4.500% senior secured notes due 2028 (the “Notes”). Net proceeds from the Notes Offering were used to partially finance and consummate the Merger, repay in full all of the Company’s indebtedness outstanding immediately prior to the consummation of the Merger, including indebtedness under the Company’s existing senior secured credit facilities and the Senior Indenture (as defined below), and pay related transaction fees, costs, premiums and expenses incurred in connection with the transactions.

The Notes were issued pursuant to an Indenture, dated April 28, 2021 (the “Base Indenture”), by and among Merger Sub, as issuer, Parent, as guarantor, and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”). In connection with the consummation of the Merger, on June 4, 2021, the Company, the guarantors named therein (collectively, the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”), the Trustee and the Notes Collateral Agent entered into a First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), whereby the Company agreed to assume Merger Sub’s obligations under the Indenture and the Notes and the Subsidiary Guarantors agreed to guarantee, on a joint and several basis, the Company’s obligations under the Indenture and the Notes. The Notes and the related guarantees are secured on a first priority basis by substantially all assets of the Company and the Guarantors (subject to certain exclusions and exceptions).

Interest on the Notes will accrue from April 28, 2021 and is payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021, at a rate of 4.500% per year. The Notes will mature on May 1, 2028 unless earlier redeemed or repurchased.

At any time prior to May 1, 2024, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date plus the applicable “make-whole premium” set forth in the Indenture. At any time on or after May 1, 2024, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, at any time prior to May 1, 2024, the Company may redeem up to 10% of the aggregate principal amount of the Notes during each calendar year at a purchase price equal to 103% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to May 1, 2024, the Company may also redeem up to 40% of the aggregate principal amount of the Notes with an amount not to exceed the net cash proceeds from certain equity offerings at the redemption price of 104.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

The Indenture and the Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

Item 1.02 Termination of a Material Definitive Agreement

The information provided in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Concurrently with the closing of the Merger, the Company repaid all loans and terminated all credit commitments outstanding under the Second Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended by the First Amendment, dated as of May 31, 2019, and as further amended, restated, supplemented or otherwise modified from time to time), by and among the Company, CoreLogic Australia Pty Limited, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent.

Item 2.01 Completion of Acquisition or Disposition of Assets

Completion of the Merger

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report is incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.00001 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (but excluding shares contributed to an affiliate of Parent by certain members of CoreLogic management), was automatically converted into the right to receive $80.00 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•

each Company stock option (whether or not vested) that was outstanding immediately prior to the Effective Time automatically vested (if unvested) and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company stock option multiplied by (ii) the total number of shares of Common Stock underlying such Company stock option, provided that if the exercise price per share of Common Stock of such Company stock option was equal to or greater than the Merger Consideration, such Company stock option was cancelled without any cash payment or other consideration being made in respect thereof;

•

each Company time-based restricted stock unit that was outstanding immediately prior to the Effective Time automatically vested (if unvested) and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Common Stock underlying such Company time-based restricted stock unit (including any shares of Common Stock in respect of dividend equivalent units credited thereon) (or, for recipients of time-based restricted stock units granted in 2021 other than directors and retirement-eligible individuals, a prorated number of shares of Common Stock based on the period elapsed prior to the Effective Time) multiplied by (ii) the Merger Consideration;

•

each Company performance-based restricted stock unit that was outstanding immediately prior to the Effective Time automatically vested (if unvested) and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock underlying such Company performance-based restricted stock unit (including any shares of Common Stock in respect of dividend equivalent units credited thereon) with performance measured in accordance with the terms of the applicable governing documents, as determined by the Board or a committee thereof after consultation with Parent prior to the Effective Time (or, for performance-based restricted stock units granted in 2021, a prorated number of shares of Common Stock based on the period elapsed prior to the Effective Time and measured at the target level of performance) multiplied by (ii) the Merger Consideration.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 8, 2021, and is incorporated by reference herein.

Expected Redemption of Company Notes

Concurrently with the consummation of the Merger, the Company satisfied and discharged its 7.55% senior debentures due 2028 (the “Company Notes”) pursuant to the terms of that certain Senior Indenture, dated as of April 7, 1998, between The First American Financial Corporation and Wilmington Trust Company as Trustee, as supplemented by the Third Supplemental Indenture to the Senior Indenture, dated as of May 10, 2010, and the Fourth Supplemental Indenture to the Senior Indenture, dated as of June 1, 2010 (the “Senior Indenture”). A notice of redemption has been issued pursuant to the Senior Indenture, and the Company Notes are expected to be redeemed on July 4, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of listing

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On June 4, 2021, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been completed, and requested that NYSE suspend trading of the Common Stock on NYSE prior to the opening of trading on June 4, 2021. The Company also requested that NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Common Stock and preferred stock purchase rights from NYSE and the deregistration of such Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the shares of Common Stock and preferred stock purchase rights under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Common Stock and preferred stock purchase rights.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

The information set forth in the Introductory Note and the information set forth under Items 1.01, 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent is an affiliate of funds advised by Stone Point Capital Partners and Insight Partners. The aggregate consideration of the Merger will be approximately $6.0 billion, funded by $3.4 billion in equity financing, with the remainder to be funded by the third party debt facilities described under Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In accordance with the Merger Agreement, effective as of, and immediately following the Effective Time, all of the members of the board of directors of the Company immediately prior to the Effective Time were removed as directors of the Company and Frank Martell, Jim Balas and David Hayes were appointed as directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form of the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (the “Certificate of Incorporation”). In addition, at the Effective Time, the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the Bylaws of Merger Sub as in effect immediately prior to the Effective Time (except for provisions with respect to exculpation, indemnification, advancement of expenses and limitation of director, officer and employee (or comparable) liability) (the “Bylaws”). Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 8.01 Other Events

On June 4, 2021, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Exhibits.

(d) Exhibits

No.	Description

2.1	Agreement and Plan of Merger, dated as of February 4, 2021, among the Company, Celestial-Saturn Parent Inc. and Celestial-Saturn Merger Sub Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K as filed with the SEC on February 8, 2021).

3.1	Amended and Restated Certificate of Incorporation of CoreLogic, Inc.

3.2	Amended and Restated Bylaws of CoreLogic, Inc.

4.1	Senior Indenture, dated as of April 7, 1998, between The First American Financial Corporation and Wilmington Trust Company as Trustee (Incorporated by reference herein from Exhibit (4) to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 1998 as filed with the SEC on August 14, 1998).

99.1	Press Release dated June 4, 2021, issued by CoreLogic, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021

CORELOGIC, INC.

By:	/s/ Frank D. Martell
	Name:	Frank D. Martell
	Title:	President and Chief Executive Officer